5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Fourth Quarter and Year Ended December 31, 2024 Operating Results

Three Month Results
•Net revenue was $579.6 million
•Net loss was $(1.0) million
•Adjusted EBITDA was $278.5 million

Twelve Month Results
•Net revenue was $2.21 billion
•Net income was $362.9 million
•Adjusted EBITDA was $1.03 billion

Baton Rouge, LA – February 20, 2025 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2024.

"Our revenue growth accelerated in the fourth quarter, aided by strength in political, local and programmatic. This allowed us to deliver full-year AFFO of $7.99 per share, above the top end of our revised guidance range," Lamar chief executive Sean Reilly said. "For 2025, we anticipate further growth in diluted AFFO, to a range of $8.13 to $8.28 per share."
Fourth Quarter Highlights

•Net revenue increased 4.3%
•Depreciation and amortization increased 233.9%
•Net income decreased 100.7%
•Adjusted EBITDA increased 3.9%
•AFFO increased 5.4%
Fourth Quarter Results
Lamar reported net revenues of $579.6 million for the fourth quarter of 2024 versus $555.9 million for the fourth quarter of 2023, a 4.3% increase. Operating income for the fourth quarter of 2024 decreased $155.1 million to $36.7 million as compared to $191.7 million for the same period in 2023. Lamar recognized a net loss of $1.0 million for the fourth quarter of 2024 as compared to net income of $149.3 million for same period in 2023, a decrease of $150.3 million. The 100.7% decrease in net income for the fourth quarter of 2024 as compared to the same period in 2023 was primarily related to a revision in the estimate of our asset retirement obligation which resulted in an additional $159.7 million recorded to depreciation and amortization expense in the period. Excluding the effects of this additional expense, net income for the fourth quarter of 2024 increased 6.3% from the same period in 2023. Net (loss) income per diluted share was $(0.01) and $1.46 for the three months ended December 31, 2024 and 2023, respectively.

Adjusted EBITDA for the fourth quarter of 2024 was $278.5 million versus $268.2 million for the fourth quarter of 2023, an increase of 3.9%.

Cash flow provided by operating activities was $279.3 million for the three months ended December 31, 2024 versus $254.2 million for the fourth quarter of 2023, an increase of $25.1 million. Free cash flow for the fourth quarter of 2024 was $195.6 million as compared to $180.3 million for the same period in 2023, an 8.5% increase.

For the fourth quarter of 2024, funds from operations, or FFO, was $226.7 million versus $213.7 million for the same period in 2023, an increase of 6.1%. Adjusted funds from operations, or AFFO, for the fourth quarter of 2024 was $226.5 million compared to $215.0 million for the same period in 2023, an increase of 5.4%. Diluted AFFO per share increased 5.2% to $2.21 for the three months ended December 31, 2024 as compared to $2.10 for the same period in 2023.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the fourth quarter of 2024 increased 4.1% over acquisition-adjusted net revenue for the fourth quarter of 2023. Acquisition-adjusted EBITDA for the fourth quarter of 2024 increased 3.9% as compared to acquisition-adjusted EBITDA for the fourth quarter of 2023. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2023 period for acquisitions and divestitures for the same time frame as actually owned in the 2024 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Twelve Month Results

Lamar reported net revenues of $2.21 billion for the year ended December 31, 2024 versus $2.11 billion for the year ended December 31, 2023, a 4.6% increase. Operating income for the year ended December 31, 2024 decreased $143.4 million to $532.0 million as compared to $675.4 million for the same period in 2023. Lamar recognized net income of $362.9 million for the year ended December 31, 2024 as compared to net income of $496.8 million for the same period in 2023, a decrease of $133.9 million. The 26.9% decrease in net income for the year ended December 31, 2024 as compared to 2023 was primarily related to a revision in the estimate of our asset retirement obligation which resulted in an additional $159.7 million recorded to depreciation and amortization expense in 2024. Excluding the effects of this additional expense, 2024 net income increased 5.2% from the year ended December 31, 2023. Net income per diluted share was $3.52 and $4.85 for the twelve months ended December 31, 2024 and 2023, respectively.

Adjusted EBITDA for the twelve months ended December 31, 2024 was $1.03 billion versus $985.7 million for the same period in 2023, an increase of 4.8%.

Cash flow provided by operating activities was $873.6 million for the twelve months ended December 31, 2024, an increase of $90.0 million as compared to the same period in 2023. Free cash flow for the twelve months ended December 31, 2024 was $735.9 million as compared to $633.8 million for the same period in 2023, a 16.1% increase.

For the twelve months ended December 31, 2024, funds from operations, or FFO, was $798.4 million versus $767.9 million for the same period in 2023, an increase of 4.0%. Adjusted funds from operations, or AFFO, for the twelve months ended December 31, 2024 was $819.0 million compared to $762.3 million for the same period in 2023, an increase of 7.4%. Diluted AFFO per share increased 7.0% to $7.99 for the twelve months ended December 31, 2024 as compared to $7.47 for the same period in 2023.

Liquidity
As of December 31, 2024, Lamar had $506.7 million in total liquidity that consisted of $457.2 million available for borrowing under its revolving senior credit facility and $49.5 million in cash and cash equivalents. There were $284.0 million in borrowings outstanding under the Company’s revolving credit facility and $250.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments
On February 3, 2025, T-Mobile USA, Inc. acquired 100% of Vistar Media Inc. (the "Sale"). In connection with the closing of the Sale, the Company received $115.1 million in cash as consideration for the sale of its 20% equity interest in Vistar Media. Up to an additional $15.1 million of cash consideration for the Sale may be received by the Company in the future, upon release from escrow following the satisfaction of certain post-closing conditions.
Proceeds received from the Sale were used to repay a portion of the outstanding balance under the Company’s revolving credit facility. Currently the Company has $119.0 million of outstanding balances under its revolving credit facility.

Guidance
We expect net income per diluted share for fiscal year 2025 to be between $6.01 and $6.07, with diluted AFFO per share between $8.13 and $8.28. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Thursday, February 20, 2025 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	63104

Live Webcast:	ir.lamar.com

Webcast Replay:	ir.lamar.com
Available through Thursday, February 27, 2025 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with approximately 5,000 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net revenues	$579,567	$555,909	$2,207,103	$2,110,987
Operating expenses (income)
Direct advertising expenses	186,191	181,501	728,192	697,107
General and administrative expenses	89,687	84,398	343,227	332,790
Corporate expenses	25,166	21,846	102,526	95,366
Stock-based compensation	6,812	6,287	44,525	22,649
Capitalized contract fulfillment costs, net	189	(105)	(317)	(308)
Depreciation and amortization	235,436	70,504	462,967	293,423
Gain on disposition of assets	(571)	(231)	(6,057)	(5,474)
Total operating expense	542,910	364,200	1,675,063	1,435,553
Operating income	36,657	191,709	532,040	675,434
Other expense (income)
Loss on extinguishment of debt	—	—	270	115
Interest income	(614)	(556)	(2,315)	(2,115)
Interest expense	39,948	44,349	171,709	174,512
Equity in earnings of investee	(3,007)	(2,370)	(5,094)	(3,696)
	36,327	41,423	164,570	168,816
Income before income tax expense	330	150,286	367,470	506,618
Income tax expense	1,306	961	4,531	9,782
Net (loss) income	(976)	149,325	362,939	496,836
Earnings attributable to non-controlling interest	223	240	1,072	1,073
Net (loss) income attributable to controlling interest	(1,199)	149,085	361,867	495,763
Preferred stock dividends	92	92	365	365
Net (loss) income applicable to common stock	$(1,291)	$148,993	$361,502	$495,398
Earnings per share:
Basic (loss) earnings per share	$(0.01)	$1.46	$3.54	$4.86
Diluted (loss) earnings per share	$(0.01)	$1.46	$3.52	$4.85
Weighted average common shares outstanding:
Basic	102,362,530	102,008,382	102,258,760	101,920,268
Diluted	102,641,605	102,166,907	102,561,151	102,106,647
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$278,523	$268,164	$1,033,158	$985,724
Interest, net	(37,832)	(42,175)	(163,062)	(165,859)
Current tax (expense) benefit	(1,985)	513	(8,567)	(7,398)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(43,014)	(46,119)	(125,284)	(178,271)
Free cash flow	$195,600	$180,291	$735,880	$633,831

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	December 31, 2024	December 31, 2023
Selected Balance Sheet Data:
Cash and cash equivalents	$49,461	$44,605
Working capital deficit	$(353,206)	$(340,711)
Total assets	$6,586,549	$6,563,622
Total debt, net of deferred financing costs (including current maturities)	$3,210,864	$3,341,127
Total stockholders’ equity	$1,048,020	$1,216,788

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Selected Cash Flow Data:
Cash flows provided by operating activities	$279,313	$254,193	$873,610	$783,613
Cash flows used in investing activities	$56,860	$64,194	$164,906	$310,119
Cash flows used in financing activities	$202,203	$184,899	$703,425	$481,635

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$279,313	$254,193	$873,610	$783,613
Changes in operating assets and liabilities	(36,918)	(23,458)	(2,994)	41,899
Total capital expenditures	(43,014)	(46,119)	(125,284)	(178,271)
Preferred stock dividends	(92)	(92)	(365)	(365)
Capitalized contract fulfillment costs, net	189	(105)	(317)	(308)
Other	(3,878)	(4,128)	(8,770)	(12,737)
Free cash flow	$195,600	$180,291	$735,880	$633,831

Reconciliation of Net Income to Adjusted EBITDA:
Net (loss) income	$(976)	$149,325	$362,939	$496,836
Loss on extinguishment of debt	—	—	270	115
Interest income	(614)	(556)	(2,315)	(2,115)
Interest expense	39,948	44,349	171,709	174,512
Equity in earnings of investee	(3,007)	(2,370)	(5,094)	(3,696)
Income tax expense	1,306	961	4,531	9,782
Operating income	36,657	191,709	532,040	675,434
Stock-based compensation	6,812	6,287	44,525	22,649
Capitalized contract fulfillment costs, net	189	(105)	(317)	(308)
Depreciation and amortization	235,436	70,504	462,967	293,423
Gain on disposition of assets	(571)	(231)	(6,057)	(5,474)
Adjusted EBITDA	$278,523	$268,164	$1,033,158	$985,724

Capital expenditure detail by category:
Billboards - traditional	$10,005	$14,346	$28,490	$54,965
Billboards - digital	21,386	15,937	60,697	75,535
Logo	5,127	2,540	11,371	12,039
Transit	883	1,205	2,626	3,595
Land and buildings	1,376	5,709	7,324	15,494
Operating equipment	4,237	6,382	14,776	16,643
Total capital expenditures	$43,014	$46,119	$125,284	$178,271

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$579,567	$555,909	4.3%	$2,207,103	$2,110,987	4.6%
Acquisitions and divestitures	—	734		—	6,986
Acquisition-adjusted net revenue	$579,567	$556,643	4.1%	$2,207,103	$2,117,973	4.2%
Reported direct advertising and G&A expenses	$275,878	$265,899	3.8%	$1,071,419	$1,029,897	4.0%
Acquisitions and divestitures	—	824		—	3,496
Acquisition-adjusted direct advertising and G&A expenses	$275,878	$266,723	3.4%	$1,071,419	$1,033,393	3.7%
Outdoor operating income	$303,689	$290,010	4.7%	$1,135,684	$1,081,090	5.0%
Acquisition and divestitures	—	(90)		—	3,490
Acquisition-adjusted outdoor operating income	$303,689	$289,920	4.7%	$1,135,684	$1,084,580	4.7%
Reported corporate expense	$25,166	$21,846	15.2%	$102,526	$95,366	7.5%
Acquisitions and divestitures	—	67		—	264
Acquisition-adjusted corporate expenses	$25,166	$21,913	14.8%	$102,526	$95,630	7.2%
Adjusted EBITDA	$278,523	$268,164	3.9%	$1,033,158	$985,724	4.8%
Acquisitions and divestitures	—	(157)		—	3,226
Acquisition-adjusted EBITDA	$278,523	$268,007	3.9%	$1,033,158	$988,950	4.5%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2023 for acquisitions and divestitures for the same time frame as actually owned in 2024.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net (loss) income	$(976)	$149,325	(100.7)%	$362,939	$496,836	(26.9)%
Loss on extinguishment of debt	—	—		270	115
Interest expense, net	39,334	43,793		169,394	172,397
Equity in earnings of investee	(3,007)	(2,370)		(5,094)	(3,696)
Income tax expense	1,306	961		4,531	9,782
Operating income	36,657	191,709	(80.9)%	532,040	675,434	(21.2)%
Corporate expenses	25,166	21,846		102,526	95,366
Stock-based compensation	6,812	6,287		44,525	22,649
Capitalized contract fulfillment costs, net	189	(105)		(317)	(308)
Depreciation and amortization	235,436	70,504		462,967	293,423
Gain on disposition of assets	(571)	(231)		(6,057)	(5,474)
Outdoor operating income	$303,689	$290,010	4.7%	$1,135,684	$1,081,090	5.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$542,910	$364,200	49.1%	$1,675,063	$1,435,553	16.7%
Gain on disposition of assets	571	231		6,057	5,474
Depreciation and amortization	(235,436)	(70,504)		(462,967)	(293,423)
Capitalized contract fulfillment costs, net	(189)	105		317	308
Stock-based compensation	(6,812)	(6,287)		(44,525)	(22,649)
Acquisitions and divestitures	—	891		—	3,760
Acquisition-adjusted consolidated expense	$301,044	$288,636	4.3%	$1,173,945	$1,129,023	4.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted Funds from Operations:
Net (loss) income	$(976)	$149,325	$362,939	$496,836
Depreciation and amortization related to real estate	231,412	67,101	446,844	281,026
Gain from sale or disposal of real estate, net of tax	(524)	(88)	(5,784)	(5,201)
Adjustments for unconsolidated affiliates and non-controlling interest	(3,226)	(2,610)	(5,581)	(4,769)
Funds from operations	$226,686	$213,728	$798,418	$767,892
Straight-line expense	1,041	1,182	4,079	4,658
Capitalized contract fulfillment costs, net	189	(105)	(317)	(308)
Stock-based compensation expense	6,812	6,287	44,525	22,649
Non-cash portion of tax provision	(679)	1,474	(4,036)	2,384
Non-real estate related depreciation and amortization	4,025	3,403	16,123	12,397
Amortization of deferred financing costs	1,502	1,618	6,332	6,538
Loss on extinguishment of debt	—	—	270	115
Capitalized expenditures-maintenance	(16,263)	(15,178)	(51,986)	(58,820)
Adjustments for unconsolidated affiliates and non-controlling interest	3,226	2,610	5,581	4,769
Adjusted funds from operations	$226,539	$215,019	$818,989	$762,274
Divided by weighted average diluted common shares outstanding	102,641,605	102,166,907	102,561,151	102,106,647
Diluted AFFO per share	$2.21	$2.10	$7.99	$7.47

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2025 Adjusted Funds From Operations:

	Year ended December 31, 2025
	Low	High
Net income	$618,900	$624,900
Depreciation and amortization related to real estate	293,000	293,000
Gain from sale or disposal of real estate and investments, net of tax	(64,600)	(64,600)
Adjustment for unconsolidated affiliates and non-controlling interest	(1,500)	(1,500)
Funds From Operations	$845,800	$851,800
Straight-line expense	4,200	4,200
Capitalized contract fulfillment costs, net	500	500
Stock-based compensation expense	30,000	40,000
Non-cash portion of tax provision	(3,000)	(3,000)
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,200	6,200
Capitalized expenditures—maintenance	(60,000)	(60,000)
Adjustment for unconsolidated affiliates and non-controlling interest	1,500	1,500
Adjusted Funds From Operations	$837,200	$853,200
Weighted average diluted shares outstanding	103,000,000	103,000,000
Diluted earnings per share	$6.01	$6.07
Diluted AFFO per share	$8.13	$8.28

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of February 2025. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.